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                                                                 Exhibit 10.16


                                   CALIFORNIA
                       OFFICE LEASE AND SERVICE AGREEMENT

THIS LEASE, dated, for reference purposes only, AUGUST 28, 1995 by and between Federal Deposit Insurance Corporation Receiver for Merchants Bank dba:
California Workspace, hereinafter called "Lessor" and HANOVER CAPITOL PARTNERS LTD., hereinafter called "Lessee".

                                   WlTNESSETH

That for and in consideration of the payment of the rent and the performance of the covenants contained herein on the part of Lessee in the manner herein specified. Lessor does hereby demise to Lessee, and Lessee leases from Lessor, the premises, hereinafter called the "premises" shown outlined in red on the attached plans marked Exhibit "B", hereinafter referred to as the "building", commonly known as 3050 Fire Circle, Sacramento, CA. 95827.

That the terms of this lease shall be for a ONE YEAR term, commencing on the 11TH day of SEPTEMBER, 1995, and ending on the 10TH day of SEPTEMBER, 1996. That Lessee shall pay to Lessor as rental for the premises the sum of FIVE HUNDRED SIXTY-FIVE Dollars ($565.00) per month. Said rent shall be payable monthly in advance on the first day of each month in lawful money of the United States. If the term shall not commence on the first day of the month, rental for the first fractional month shall be prorated and shall be payable together with the first full month's rental. Said rent shall be payable at the office of Lessor in the manager's office or to any agent designated by Lessor, without any deduction or offset and without any notice or demand. Lessee shall pay a late charge of five (5%) percent of any amount that is due hereunder and has not been paid to Lessor within five (5) days after such amount has become due to Lessor. Lessor and Lessee agree that such late charges are fair and reasonable compensation for costs incurred by Lessor in the event of a default in payment of rent due under this lease. Such costs are extremely difficult to estimate and ascertain, but such costs include processing and accounting charges. Notwithstanding payment of such late charge, Lessee shall not be excused from any default. No waiver of any future default of Lessee shall act as a waiver of any future default of Lessee. The failure under the terms of this lease shall not act as waiver of any existing or future default of Lessee hereunder.

     IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

          1. Lessee agrees to pay the rent as herein stipulated promptly at the times and manner herein specified.

          2. If Lessor is unable to deliver possession of the premises at the time herein agreed, Lessor shall not be liable for any damage caused thereby nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until such time as Lessor can deliver possession.

          3. Provided Lessee shall not be in default hereunder, Lessor agrees to furnish in reasonable quantities and during reasonable hours to be determined by Lessor of generally recognized business days and subject to the Rules and Regulations of the building, electric current for lighting and normal office use only, common restroom facilities with hot and cold water, and heating and/or air conditioning. Lessor shall not be liable for any damage or failure to furnish such services as specified above if such failure is caused by breakage, repairs, strikes, lockouts,



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               or by any other cause, similar or dissimilar, beyond the
               reasonable control of Lessor; nor shall Lessor be liable under any circumstances for loss or injury to persons or property, however, occurring, through or in connection with or incidental to the furnishing of any of the foregoing or any other service including those referred to in Paragraph 6 hereof by Lessor to Lessee; nor shall any such failure relieve Lessee from the duty to pay the full amount of rent herein reserved or constitute or be construed as constructive or other eviction of Lessee.

          4. Lessee shall not vacate or abandon the demised premises at any time during the term hereof; and, if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Lessee and left on said premises shall be deemed to be abandoned at the option of Lessor, or Lessor may store the same in the name and at the cost and without notice to Lessee.

          5. Should Lessee hold over the term hereby created with the consent of Lessor, the term of this lease shall be deemed to be and be extended at the rental herein above provided and otherwise continue upon the covenants and conditions set forth in this lease until either party hereto serviced upon the other thirty
               (30) days written notice of termination, reciting therein the effective date of cancellation. Upon said cancellation date this lease, as so extended, shall terminate and if the termination occurs at other than the last day of any rental month, then any unearned, prepaid rental shall, following the surrender of the demised premises by Lessee, be refunded to it.

          6. As long as this lease remains in effect and provided Lessee is not in default hereunder, Lessor agrees to provide reception, telephone answering and announcing services.

               All charges for the services described herein shall be listed in the Lessor's current published price schedule unless specifically mentioned above.

               a)  Telephone Secretary        100 messages per month free, $.40
                                              per message thereafter

               b)  Telephone                  1 unit at $ Free per month
                                                         -----

                   NOTE: Any allowance listed in this Paragraph 6 not utilized in one month may not be carried forward for use in succeeding months.

          7. Lessee will not alter, damage or deface the walls, floors, ceilings, or any other part of the premises, or drill holes for the hanging of pictures, or make or suffer to be made any waste or unlawful, improper or offensive use of the said premises, obstruct hallways and other common areas, or commit any act which may alter or damage the structural parts of the building or disturb the quiet enjoyment of any other tenant in the building. Lessee further agrees to provide, at Lessee's expenses, plastic chair mats of the type normally used to protect carpet under movable desks and chairs and to use said chair mats at all times; damage to carpeting resulting from failure to use said chair mats shall not be considered normal wear and tear, and Lessee shall be responsible for such damages up to and including the cost of replacement of the entire carpet in the


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               demised premises. Upon termination or expiration of this lease,
               Lessee agrees to return possession of the premises to Lessor in as good a condition as the premises were in at the commencement of the term of this lease, normal wear and tear excepted.

          8. Lessor shall have the right at all times to enter the premises to inspect the same and to make such repairs and alterations as Lessor shall see fit, or (within thirty days prior to termination of the lease) to show the leased premises to prospective tenants in a manner so as not to unreasonably disturb Lessee.

          9. In the event one party hereto should institute any suit against the other party for the violation of any of the covenants or conditions of this lease or for the recovery of the possession of the demised premises, or should intervene in any action or proceeding wherein such other party is a party in order to enforce or protect the intervening party's interest or rights hereunder, the unsuccessful party agrees to pay unto the successful party reasonable attorney's fees and costs of suite to be determined by the court.

          10. Neither Lessee nor anyone claiming by, through or under Lessee shall mortgage or assign this lease or sublet the premises or any part thereof or permit the use of the premises by any person other than the Lessee without prior written consent of Lessor, said consent not to be unreasonably withheld.

          11. The Policy Booklet for the building attached hereto as Exhibit "A" are expressly made a part of this lease by reference, and Lessee hereby expressly approves, adopts and agrees to abide by the said Policy Booklet, as well as such reasonable modifications thereof given by Lessor. Lessor shall have no responsibility to Lessee for the violation or non-performance by any other tenant of said building of any of the said Policies.

          12. All notices by Lessor to Lessee, or by Lessee to Lessor, shall be in writing. Notices to Lessee/Lessor shall be deemed to be duly given if mailed by registered mail, postage prepaid, to the addresses listed below:

               LESSOR:        Federal Deposit Insurance
                              Corporation Receiver for
                              Merchants Bank
                              dba: California Workspace
                              3050 Fite Circle, Suite 101
                              Sacramento, CA 95827

               LESSEE:        Hanover Capitol Partners Ltd.
                              90 West Street, Suite 1508
                              New York, NY 10006

          13. All terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of Lessor and (subject to the restrictions on assignment herein contained) the heirs, personal representatives, successors and assigns of Lessee to the same extend as said terms, covenants and conditions inure to the benefit of and are binding upon



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               Lessor and Lessee respectively.

          14. Upon the execution of this lease, Lessee has deposited with Lessor or its agent FIVE HUNDRED SIXTY-FIVE Dollars ($565.00) (receipt of which is hereby acknowledged by Lessor) as security for the full and faithful performance of each and every term, condition, covenant and provision of this lease on Lessee's part to be performed. In the event Lessee defaults in the performance of any of the terms hereof, or abandons the premises, Lessor may use, apply or retain the whole, or any part, of such security for the payment of any rent or any other payment to be made by Lessee hereunder which is in default, for the payment or reimbursement of any other sum which Lessor may spend or be required to spend by reason of Lessee's default, or as compensation for other reasonable damages suffered by Lessor on account of Lessee's default, including reasonable attorney's fees. If Lessee shall, at the end of the term hereof, have fully and faithfully complied with all of the terms and provisions of this lease (but not otherwise) the security, or balance thereof, shall then be returned to Lessee. Lessee shall not be entitled to interest on any such security deposit.

          15. Time shall be of the essence of this lease and all of the terms and covenants hereof are conditions, and upon the breach of Lessee of any of the same Lessor may, at its option, terminate this lease, in which event Lessor shall have the immediate right of re-entry and may remove all persons and property from the premises.

          16. The failure of Lessee to make payment of any rent or other payment of any kind hereunder to Lessor when due, or the failure of Lessee to timely and faithfully perform any of its duties, covenants or other obligations of any kind under the lease, shall constitute a default hereunder by Lessee.

          17. Lessee acknowledges that Lessor will answer all incoming phone calls during normal business hours or regular business days. Therefore, Lessee agrees that no ringing devices (bells) are required on Lessee's phones during such hours to indicate incoming calls. Lessee shall install or shall permit Lessor to install, such switches at Lessee's expense as are necessary, so that any ringing devices for indicating incoming calls may be turned off. Lessee further agrees to keep said ringing devices turned off during the hours when Lessor's employees are available to answer Lessee's calls.

          18. If Lessee is a Corporation, Partnership, Trust or other entity not a natural person, then and in that event, the undersigned individuals executing this Lease on behalf of said Corporation, Partnership, Trust or other entity hereby represent and covenant that they have been duly authorized and empowered to execute this Lease on behalf of said organization.

          19. As a material consideration for Lessor's execution of this Lease, all terms and conditions of this Lease including but not limited to the performance by Lessee of the covenants relating to the payment of rent and services, shall be individually guaranteed by the persons whose names and signatures are set forth below.



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LESSOR:   Federal Deposit Insurance
          Corporation Receiver for
          Merchants Bank
          dba: California Suites

BY:
          --------------------------------

TITLE:

DATE:
          --------------------------------

LESSEE:   Hanover Capitol Partners Ltd.
          --------------------------------

BY:       /s/ John A. Burchett
          --------------------------------
          John A. Burchett

TITLE:
          --------------------------------
          President

DATE:     8/29/95
          --------------------------------



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                                 POLICY BOOKLET

Welcome to CALIFORNIA SUITES. We would like to take this opportunity to advise you of our policies and provide you with some basic information. If you should have any questions or suggestions, please let us know. We are here to provide you and your clients with the finest service possible.

RECEPTIONIST

The receptionist is on duty Monday through Friday, 8:00 a.m. to 5:30 p.m. When the receptionist answers your telephone and takes a message because you are not available or not in, a message unit is recorded. Please assist the receptionist by informing her when you leave your office, and when you expect to return. This not only applies when you are leaving several hours, but also when you step out for a few moments.

SECRETARIAL SERVICES

If you are in need of secretarial services, it is necessary to fill out a Secretarial Instruction Sheet. These sheets can be obtained from the Secretary. There are many different sections on the instruction sheet, and it is necessary that the appropriate areas be filled out in detail. The completed sheet, along with the attachment, should be given to the Secretary. If the job is a RUSH, please state this when filling out the form. It is also good practice to bring RUSH projects to our attention. The turnaround time for secretarial and word processing work depends on the daily work load, but not any longer than 24 hours. Please reference your Services Price sheet for individual costs.

MAIL SERVICE

Generally, incoming mail is delivered between 11:00 a.m. and 2:00 p.m., Monday through Friday. Outgoing mail should be placed in the designated box in the receptionist area BEFORE 4:00 P.M. Please mark your mail so we can record postage to your account. All mail for the day is taken out each evening and deposited in a local mail box. If you have mass mailings, please notify us in advance. Federal Express and UPS Next Day mail, if received before 4:00 p.m., will be delivered to appropriate boxes. Federal Express and UPS boxes are located outside the leasing office for your convenience.



                                   EXHIBIT "A"


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PHOTOCOPYING

Two photocopy machines are available for your use on a 24 hour basis. When you wish to make photocopies, please use the code which was assigned to you. Photocopies used will appear on your monthly billing statement.

FACSIMILES

If you are in need of a facsimile machine, our Secretary is available to receive and/or transmit your documents. Please reference your Services Price sheet for individual costs.

CONFERENCE ROOMS

The Conference Rooms are available by reservation only. Reservations can be made through the Receptionist. If you are unable to keep the reserved time, please notify the Receptionist of the change within one hour of your schedule time and there will be no charge. If notification regarding cancellation is not given, you will be charged for the time you had the room reserved. Please reference your Services Price sheet for individual costs.

DELIVERIES

Deliveries will be accepted at CALIFORNIA SUITES. If a package arrives C.O.D., we cannot accept it unless prior arrangements have been made. All UPS deliveries are accepted by the Receptionist and a note will be placed in your box to inform you that something has arrived for your office.

KITCHEN FACILITIES

CALIFORNIA SUITES offers you many kitchen facilities to use on a daily basis
- 24 hours a day. We have a refrigerator, stove, micro-wave oven, dishwasher and coffee service available. We ask that you keep the kitchen area neat and clean, and not to use anything in the refrigerator that has not been placed there by you or your staff. Also, at the end of every week, the refrigerator is cleaned. If you have anything perishable in the refrigerator at that time, please remove it.

SMOKING POLICIES

It is the policy of CALIFORNIA SUITES to offer a clean smoke free environment. We have established a NO SMOKING rule throughout the premises. Ash trays have been provided outside the suites and are available to those who wish to use them.


                                   EXHIBIT "A"


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JANITORIAL SERVICE

Your office is cleaned on a daily basis Sunday through Thursday in the evenings. If any problems should occur in this regard, please notify the Property Manager.

PARKING

There is ample parking in front of the building for both tenants and visitors. It is important that all vehicles be parked facing into the parking space. This prevents damage to the plants and grass areas. We suggest that as a tenant you park on the west side of the parking lot, and leave the spaces in front for your visitors.

MONTHLY STATEMENTS

The monthly billing statements are issued the first of each month. The statement will reflect charges which have accumulated over the month. The rental charge for your office is shown on the statement for the coming month and the charge for services are shown for the previous month. Payment is due by the 10th of the month. If not received by that date, a late charge of 5% of the past due balance will be added to the balance. A $10.00 charge will be added for all returned checks.

OFFICE SERVICES

We would like to remind you of the many services that are offered at CALIFORNIA
SUITES:



                                 RECEPTIONIST
                              PERSONAL SECRETARY
                                 MAIL SERVICE
                     TWO FULLY-EQUIPPED CONFERENCE ROOMS
                                  PHOTOCOPYING
                              FACSIMILE MACHINE
                               LAUNDRY SERVICE




                                  EXHIBIT "A"



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                               EXECUTIVE SERVICES
                                   PRICE SHEET


ADMINISTRATIVE/SUPPORT SERVICES

      -  Production Work                                     $20.00/hour
      -  Wordprocessing                                      $25.00/hour
      -  Personal Secretarial Services                       $35.00/hour
         (includes light bookkeeping services)
      -  Rush orders (4 hour turnaround)                     + 35%

         (24 hour turnaround: billed in 15 minute increments)

EQUIPMENT/OTHER SERVICES

      -  Messages (first 100 free)                           $.40 each
      -  Photocopies (1-300)                                 $.13 copy
               (300 +)                                       $.10 copy
      -  Postage                                             Cost + 20%
      -  Facsimile (per individual transmission)
           Incoming - (1 - 5 pages) (Sender)                 $1.75/page
                  (6 + pages)                                $ .50/page
           Outgoing (1 - 5 pages) (Receiver)                 $2.00/page
                  (6 + pages)                                $ .50/page
      -  Personal Coffee Service                             By Quotation
      -  Local/Overnight Delivery Service                    Cost + 20%
      -  Transportation Service                              $10/hour + $.25/ml.
      -  Part-time Office or Large Conf. Room                $15.00/hour
                                                             $40.00/half day
                                                             $60.00/full day
      -  Small Conference Room                               No Charge
      -  Catering for meetings/training sessions             By Quotation
      -  Plant & Flower Service                              By Quotation
      -  Furniture Rental                                    By Quotation
      -  Office Supplies                                     Cost + 20%

OFFICE DEPOSITS/MISCELLANEOUS

      -  Office deposit                                      = one month rent
      -  Telephone set rental                                $40.00/month
      -  Telephone/Fax installation                          $70.00/hour



                             Effective July 1, 1994



                                   EXHIBIT "A"

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                          [GRAPHIC: CALIFORNIA SUITES]







                                  EXHIBIT "B"